UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1-A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PC Mobile Media Corp.

(Name of registrant as specified in its charter)

Nevada	7319	47-4933278
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9345 Falls Peak Ave.

Las Vegas, Nevada 89178

(702) 308-9670

(Address and telephone number of registrant’s principal executive offices)

Joseph L. Pittera, Esq.

Law Offices of Joseph L. Pittera, Esq.

1308 Sartori Avenue, Suite 109

Torrance, California 90501

Telephone: (310) 328-3588

Email: jpitteralaw@gmail.com

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, par value	4,000,000	$.01	$40,000	$4.09
$0.001

1	4,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

PC Mobile Media Corp.

4,000,000 Shares of Common Stock

$0.01per share

$40,000 Maximum Offering

PC Mobile Media Corp. (“PC Mobile Media ” or the "Company") is offering a fixed amount of 4,000,000 shares of its common stock on an all-or-none basis at a fixed price of $0.01 per share.  The price of $0.01 per share is a fixed for the duration of this offering.  There is no minimum investment required from any individual investor.  The shares are intended to be sold directly through the efforts of Paul Conforte, our sole officer and director after the effective date of the prospectus.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in the offering will be payable to “Law Offices f Joseph L. Pittera, Esq., Client Trust Account f/b/o PC Mobile Media Corp”.  All subscription funds will be held in a separate (limited to funds received on behalf of PC Mobile Media Corp.) non-interest bearing Trust Account pending the placement of the fixed amount of 4,000,000 shares of common stock.  If the fixed amount of 4,000,000 shares of common stock is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.  The offering will terminate when the sale of all 4,000,000 shares is completed.

Prior to this offering, there has been no public market for PC Mobile Media Corp.’s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB).  We cannot guarantee that our application will be accepted or approved and our stock quoted on the OTC Bulletin Board.

The Company is a Shell Company as defined by as defined in Rule 405. As such, no shares will be eligible to be sold or transferred under Rule 144 until in excess of one year from the filing of the equivalent of Form 10 information by the Company with the SEC.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 10.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.01	$0.00	$0.01
Maximum	4,000,000	$40,000	$0.00	$40,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.01 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  PC MOBILE MEDIA CORP. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PC Mobile Media Corp. does not plan to use this offering prospectus before the effective date.

The date of this Prospectus is ______________, 2016.

Table of Contents

PART I: INFORMATION REQUIRED IN PROSPECTUS

1

SUMMARY INFORMATION AND RISK FACTORS

1

General Information about the Company

1

The Offering

3

Summary Financial Information

5

Audited Statement of Operations data

5

Risk Factors

6

Risks Associated with this Offering

9

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

10

USE OF PROCEEDS

11

DETERMINATION OF OFFERING PRICE

11

DILUTION

12

SELLING SHAREHOLDERS

13

PLAN OF DISTRIBUTION

13

Offering will be Sold by Our Officer and Director

13

Terms of the Offering

14

Deposit of Offering Proceeds

15

Procedures and Requirements for Subscription

15

DESCRIPTION OF SECURITIES TO BE REGISTERED

15

PREFERRED STOCK

15

COMMON STOCK

15

NON-CUMULATIVE VOTING

16

PREEMPTIVE RIGHTS

16

CASH DIVIDENDS

16

REPORTS

16

INTERESTS OF NAMED EXPERTS AND COUNSEL

16

INFORMATION WITH RESPECT TO THE REGISTRANT

16

General Information

16

Business Overview

17

Financial Statements

23

Market for Common Equity and Related Stockholder Matters

24

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

25

Proposed Milestones to Implement Business Operations

26

Changes in Disagreements with Accountants on Accounting and Financial Disclosure

28

Financial Disclosure

28

Directors, Executive Officers, Promoters and Control Persons

28

Executive Compensation

29

OPTION GRANTS

30

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

30

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

30

COMPENSATION OF DIRECTORS

30

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

30

Security Ownership of Certain Beneficial Owners and Management

30

Future Sales by Existing Stockholders

31

Transactions with Related Persons, Promoters and Certain Control Persons

31

MATERIAL CHANGES

32

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

32

DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES ACT LIABLIITIES

32

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

34

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

34

INDEMNIFICATION OF DIRECTORS AND OFFICERS

34

RECENT SALES OF UNREGISTERED SECURITIES.

34

EXHIBITS.

35

UNDERTAKINGS

35

SIGNATURES

37

PART I: INFORMATION REQUIRED IN PROSPECTUS

SUMMARY INFORMATION AND RISK FACTORS

PC Mobile Media Corp.

9345 FALLS PEAK AVE.

LAS VEGAS, NEVADA 89178

(702) 308-9670

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “PC Mobile Media Corp.”.

General Information about the Company

PC Mobile Media Corp. was formed in the state of Nevada on August 22, 2015.  We are a development stage company with a plan of operation that offers mobile billboard display advertising. Our planned initial market will primarily occur in the Las Vegas area. We plan to conduct our business operations out of an administrative office provided by our director.

Our mobile displays deliver a visual presentation that leaves the audience with an indelible impression. The Company’s mission is to get our clients' message to the right audience at the right time.  Targeting the right audience at the right time is becoming increasingly difficult for advertisers.  Society in general has become more mobile and sophisticated at handling multiple tasks.  PC Mobile Media takes the advertisers message to the target audience anytime, anywhere. Our planned 10’ X 20’ four-color banners will get the attention of your target market by traveling along strategically chosen routs or penetrating and setting up stationary at special events or at specific locations.  Whether the client is geographically specific such as local political campaigns or a national product that seeks maximum exposure, PC Mobile Media takes the message to the customer.

Current management is comprised of Paul Conforte, CEO and President.  Due to the development stage of the Company, Mr. Conforte distributes part of his time toward the everyday operations and forward movement of the corporation.  Mr. Conforte’s responsibilities include acting as the company’s director of operations, as well as determining the overall planning and direction of our Company.  Mr. Conforte does not have experience serving as the CEO of a public company, reviewing financial statements or serving as the CFO of a public company or being responsible for the preparation of the various Exchange Act reports required to be filed by public companies.  We have budgeted the cost to prepare and file the various Exchange Act reports in our “Use of Proceeds” section.  The costs of the reports are included in the accounting and legal and professional line items in the “Use of Proceeds.  Please see section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” sub-section “Proposed Milestones to Implement Business Operations” for a quarterly detailed description of the reporting requirements.   These activities will be done by independent third party contractors.

The Company is offering of 4,000,000 shares of common stock at an offering price of $0.01. As of audited date September 30, 2015 our stockholders’ equity is $5,025.  Upon placement of the entire offering there will be 12,000,000 shares outstanding and the implied aggregate price of our common stock will be $120,000.

PC Mobile Media Corp. is a development stage company that does not have any business operations.  The Company has had no revenue to date and we have incurred net losses.  Our independent auditors have expressed substantial doubt about our ability to continue as a going concern and we have been issued a “going concern” opinion. PC Mobile Media Corp. operations to date have been devoted primarily to start-up and development activities, which include the following:

1.

Development of the PC Mobile Media Corp. business plan;

2.

Completion of the Company detailed Internal Control and Procedures Manual.  This will serve as a foundation for developing all phases of our operations.

3.

Work on our website.

4.

Defining initial short-term and long-term marketing efforts including planned internet marketing, pricing, potential clients.

PC Mobile Media Corp. is attempting to become operational and we do not have any business operations. We estimate to start generating revenue approximately three months after the closing of the public offering.  Investors should note that generating revenue approximately three months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.  In order to generate revenues, PC Mobile Media Corp. must address the following areas:

1.

Successfully execute our marketing and promotions plan.

2.

Secure client base.

3.

Develop and offer market desirable products.

4.

Offer competitively priced services.

5.

Continuously review our corporate structure and marketing efforts in an effort to nurture sustained growth of the Company.

6.

Adapt our corporate principles for expanding into complementing services and new markets.

The Company believes that the net offering proceeds after offering expenses of $32,600 is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The money we hope to raise through this stock offering has been budgeted to market our services, pay for the lease on the mobile billboard truck, pay for maintenance of the truck and to become a fully reporting company. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. The company has incurred a net loss of $2,975 as of audit date September 30, 2015 and a net loss of $5,718 as of Unaudited date as of December 31, 2015. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.   As of audit date September 30, 2015 the Company had $5,025 in cash on hand and as of January 31, 2016 the Company had $2,425 in cash on hand.  We believe the cash we have available and the commitment from our sole shareholder to provide additional advances is sufficient to meet the obligations of the Company until we can initiate the offering.  There is no written commitment from Mr. Conforte to provide funds to the Company to further its business plans.  Please see section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sub-section “Plan of Operation” for a detailed discussion on management’s commitment to advance funds to the Company.  Our President Mr. Conforte, has agreed to provide funds to the Company to further its business plans and meet its obligations until the Company can complete this raise.  The funds Mr. Conforte has agreed to provide will not be repaid from the raised funds. The costs of being public are included in the accounting and legal and professional line items in the “Use of Proceeds” section.  Please see section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” sub-section “Proposed Milestones to Implement Business Operations” for a quarterly detailed description of the reporting requirements.

We estimate $5,000 is sufficient to keep the Company in compliance with regulatory agencies and meet its obligations to prudently further the business of the Company for the 180 date period the raise may take.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Conforte has agreed to provide.  Mr. Conforte, because he is the sole officer and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

PC Mobile Media Corp. currently has one officer and director. This individual allocates time and personal resources to PC Mobile Media Corp. on a part-time basis and devotes approximately 15 hours a week to the Company.  The Company is a small and growing company.    With the additional funds from this offering the rate of expansion will increase however not to the point of requiring our sole officer to devote full time and attention to the corporation until sometime in the future.   Once the public offering is closed, Mr. Conforte plans to spend the time necessary to oversee business development, marketing campaigns, continued website design, and direct the primary operations of the business.  Mr. Conforte plans to become a full-time employee of the Company once it starts to generate sufficient revenue.

As of the date of this prospectus, PC Mobile Media Corp. has 8,000,000 shares of $0.001 par value common stock issued and outstanding.

PC Mobile Media Corp. has administrative offices located at 9345 Falls Peak Ave., Las Vegas, Nevada 89178.  Mr. Conforte, our sole office and director, provides the office on a rent-free basis.

PC Mobile Media Corp. fiscal year end is September 30.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under the title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

 As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	PC Mobile Media Corp. is offering an all-or-none, self-underwritten basis, a fixed amount of 4,000,000 shares of its common stock.

Offering Price per Share:	$.01

Offering Period:

The shares are being offered for a period not to exceed 180 days.  There is no minimum investment required to be purchased from any individual investor.  This is an all-or-none offering; if the fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering will terminate when the sale of all 4,000,000 shares is completed.

Escrow Account:

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Joseph L. Pittera, Esq., Client Trust Account f/b/o PC Mobile Media Corp.” and will be deposited in a separate (limited to funds received on behalf of PC Mobile Media Corp.) non-interest bearing law office trust bank account until the all-or-none fixed amount of the Offering proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement all-or-none fixed amount of the offering and no funds shall be released to PC Mobile Media Corp. until such a time as the all-or-none fixed amount of proceeds are raised (see the section titled "Plan of Distribution" herein).  Release of the funds to the Company is based upon our escrow agent, Law Offices of Joseph L. Pittera Esq., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the all-or-none fixed amount of proceeds has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Joseph L. Pittera, Esq.  Failure to do so will result in checks being returned to the investor who submitted the check. PC Mobile Media’s escrow agent, Law Offices of Joseph L. Pittera, Esq., acts as legal counsel for PC Mobile Media Corp. and is therefore not an independent third party.

The offering will terminate when the sale of all 4,000,000 shares is completed.

The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of a notice of termination signed by the Company, or at any time the Escrow Agent may resign by giving written notice to such effect to the Issuer.  Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Amounts or the Fund to any successor escrow agent jointly designated by the parties thereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.  The termination of services or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the parties’ notice of termination or (B) to the parties thereto of the Escrow Agent’s written notice of resignation.  If at that time the Escrow Agent has not received a designation of successor escrow agent, the Escrow Agent’s sole responsibility after that time shall be to keep the Escrowed Amounts or the Fund safe until receipt of a designation of a successor escrow agent or a joint written disposition instruction by the parties thereto or an enforceable order of a court of competent jurisdiction.  The resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund.

Net Proceeds to Company:	$40,000

Use of Proceeds:

The Company planned the “Use of Proceeds” after deducting estimated offering expenses estimated to be $7,400.   The Company intends to use the net offering proceeds of $32,600 to initiate our planned business operations.

Number of Shares Outstanding
Before the Offering:	8,000,000 common shares

Number of Shares Outstanding
After the Offering:	12,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to PC Mobile Media Corp.’ assets, book value, historical earnings, or net worth.

PC Mobile Media Corp. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, business development, website design fees, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. PC Mobile Media Corp. has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for PC Mobile Media Corp. common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

Summary Financial Information

The following table sets forth the summary financial data derived from PC Mobile Media’s’ financial statements. Table A is the Audited Statements of operations for the period from inception (August 22, 2015) to September 30, 2015. Table B is the Unaudited Statements of operations for the three months ended December 31, 2015 and from the period from inception (August 22, 2015) to September 30, 2015.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

As shown in the financial statements accompanying this prospectus, PC Mobile Media Corp. has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Table A:  Audited Statement of Operations data

Cumulative
Results from
August 22, 2015
(inception date) to
September 30, 2015
Audited Statement of Operations Data:

Total Revenues	$0
General and Administrative Expenses	$725
Professional Fees	$2,250
Net Loss	$2,975

Table B:  Unaudited Statement of Operations data

	3-months ended December 31, 2015	Inception (August 22, 2015) Through September 30, 2015
Statements of Operations	(unaudited)	(Audited)

Total Revenues	$0	$0
General and Administrative Expenses	$618	$725
Professional Fees	$5,100	$2,250
Net Loss	$(5,718)	$2,975

Risk Factors

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

PAUL CONFORTE, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS.

Our business plan does not provide for the hiring of any additional employees and may never generate enough revenue to support the hiring of additional employees.  Therefore, the responsibility of developing and furthering the company's business, offering and selling of the shares through this prospectus, and fulfilling the reporting requirements of a public company all fall upon Paul Conforte.  Once the public offering is closed, Mr. Conforte plans to spend the necessary time to finalize business development, direct the marketing efforts, to secure clients, and oversee the primary operations of the business.  Mr. Conforte, our sole officer has no experience in our intended line of business.  While Mr. Conforte does not intend to quit his current sales job upon the closing of the offering, he does intend to limit the hours at his job so he can dedicate the necessary time to the operation of this business.  It is anticipated that as the business grows Mr. Conforte will eventually fully quit his current sales job.

MR. CONFORTE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.

The Company’s needs could exceed the amount of time or level of experience Mr. Conforte may have.  This could result in his inability to properly manage company affairs, resulting in our remaining a start-up company with no revenues or profits.  Mr. Conforte does not have experience serving as the CEO of a public company, reviewing financial statements or serving as the CFO of a public company or being responsible for the preparation of the various Exchange Act reports required to be filed by public companies.  We have budgeted the cost to prepare and file the various Exchange Act reports in our “Use of Proceeds” section.  These activities will be done by independent third party contractors.

OUR SOLE OFFICER AND DIRECTOR OF THE COMPANY OCCUPIES ALL THE POSITIONS.

A risk exists that the Company may not have adequate internal controls because one person occupies all of the corporate positions.  A risk also exists that there may not be funds available for net income because the sole director and officer will determine their salary and perquisites.

MR. CONFORTE IS INVOLVED IN OTHER BUSINESS ACTIVITIES WHICH MAY POTENTIALLY RESULT IN A CONFLICT OF INTEREST.

We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Conforte’s other business activities are limited to being employed as a Real Estate Agent working for Xpand Realty.  His responsibilities include listing and selling of homes, coordinating appointments to show properties to prospective buyers, confer with title companies, lenders, and home inspectors to ensure that the terms and conditions of purchase agreements are met before closing.  In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HERTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

The Company was incorporated on August 22, 2015; we have not yet commenced our full-scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future.

Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE ARE A SHELL COMPANY AND THEREFORE INVESTORS SHOULD BE AWARE OF THE HIGHLY ILLIQUID NATURE OF THEIR INVESTMENT.

The Company is a Shell Company as defined by as defined in Rule 405. As such, no shares will be eligible to be sold or transferred under Rule 144 until in excess of one year from the filing of the equivalent of Form 10 information by the Company with the SEC.

OUR SHARES WILL BE SUBJECT TO THE PENNY STOCK RULES

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate her/her investment.  Please see section titled “Market for Common Equity and Related Stockholder Matters” for additional information regarding penny stock rules and investor implications.

OUR PRINCIPAL SHAREHOLDER MAY CAUSE PC MOBILE MEDIA CORP. TO ISSUE ADDITIONAL SHARES AFTER THE OFFERING IN ORDER TO FUND THE BUSINESS AND THEREBY FURTHER DILUTE THE HOLDINGS OF ANY PURCHASERS SHARES IN THE OFFERING.

Our principal shareholder may cause PC Mobile Media Corp. to issue additional shares after the offering in order to fund the business and thereby further dilute the holdings of any purchasers in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this prospectus, PC Mobile Media Corp. has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our Independent Auditors, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL ALL THE SHARES IN THIS OFFERING AS IT IS AN ALL-OR-NONE OFFERING THEN WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

PC Mobile Media Corp. has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated any cash from operations to be profitable.  Unless PC Mobile Media Corp. begins to generate sufficient revenues to finance operations as a going concern, PC Mobile Media Corp. may experience liquidity and solvency problems.  Such liquidity and solvency problems may force PC Mobile Media Corp. to cease operations if additional financing is not available. No known alternative resources of funds are available to PC Mobile Media Corp. in the event it does not successfully place all of the shares in this all-or-none offering.  However, PC Mobile Media Corp. believes that if it is successful to place the all-or none offering the net proceeds of the Offering should be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKET’S ACCEPTANCE OF OUR PLANNED SERVICES. IF THE OUT-OF-DOORS ADVERTISING MARKET DOES NOT FIND OUR SERVICES DESIRABLE AND WE CANNOT ATTRACT CLIENTS, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer services that the market accepts and is willing to purchase is critically important to our success. We cannot be certain that the services we offer will be accepted by the marketplace.  As a result, there may not be any demand, our revenue stream could be limited, and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we offer alternative services or alter our services and marketing efforts and pursue alternative or complementing revenue generating services.

THE LOSS OF THE SERVICES OF PAUL CONFORTE COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THER OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Paul Conforte. If he were unable to perform his services, this loss of his capabilities could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another qualified individual.  The loss of her services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE OUT-OF-DOORS ADVERTISING MARKETPLACE IS HIGHLY COMPETITIVE.  IF WE CANNOT DEVELOP AND PROMOTE SERVICES THAT THE MARKET AND INDIVIDUALS ARE WILLING TO ACCEPT, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY AND OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

PC Mobile Media Corp. has many potential competitors in the out-of-doors advertising marketplace.  We acknowledge that our competition is competent, experienced, and they have greater financial, and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the development, promotion, and marketing of their services than are available to us.

Some of PC Mobile Media’s competitors may also offer a wider range of services and have greater name recognition.  They have greater customer loyalty bases and these competitors may be able to respond more quickly to new or changing opportunities.  In addition, our competitors may be able to undertake more extensive promotional activities, and adopt more aggressive advertising campaigns than PC Mobile Media Corp. at the present.

Risks Associated with this Offering

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). We cannot guarantee that our application will be accepted or approved and our stock quoted on the OTC Bulletin Board.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between PC Mobile Media Corp. or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The sole shareholder of PC Mobile Media Corp. is Paul Conforte who also serves as its Director, President, Secretary, and Treasurer.  Mr. Conforte holds 8,000,000 restricted shares of PC Mobile Media Corp. common stock.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of PC Mobile Media Corp. common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE PAUL CONFORTE, PC MOBILE MEDIA CORP.’ OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF PC MOBILE MEDIA CORP. ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Paul Conforte, PC Mobile Media Corp.’ President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by PC Mobile Media Corp. security holders, including the election of directors. Mr. Conforte would retain 66.67% ownership in PC Mobile Media Corp. common stock assuming the offering is attained.  Such concentrated control may also make it difficult for PC Mobile Media Corp. stockholders to receive a premium for their shares of PC Mobile Media Corp. common stock in the event PC Mobile Media Corp. enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of PC Mobile Media Corp. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. Their concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $7,400 cost of this Registration Statement to be paid from proceeds raised. In addition, Mr. Conforte, our sole office and director, has agreed to advance the Company funds to meet any ongoing obligations. We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Conforte has agreed to provide.  Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sub-section “Plan of Operation” for a detailed discussion of management’s commitment.

We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. We cannot guarantee that our application will be accepted or approved and our stock quoted on the OTC Bulletin Board.  To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This prospectus contains forward-looking statements about PC Mobile Media Corp.’ business, financial condition, and prospects that reflect PC Mobile Media Corp. management’s assumptions and beliefs based on information currently available. PC Mobile Media Corp. can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of PC Mobile Media Corp. assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within PC Mobile Media Corp.’ control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our products, effectiveness of our marketing, our ability to attract new customers, management’s ability to raise capital in the future, and the retention of key employees.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management.  The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $7,400.  Management prepared the milestones based on placement of the entire offering of $40,000.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.  We anticipate to begin generating revenues late second quarter or early in the third quarter following closing of the offering.  Investors should note that generating revenue approximately six months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.

PC Mobile Media Corp. intends to use the proceeds from this offering as follows:

Offering Expenses
Legal & Professional Fees	2,000	5.00
Accounting Fees	3,500	8.75
Edgar Fees	900	2.25
Blue-sky fees	1,000	2.50
Total Offering Expenses	7,400	18.50

Net Proceeds from Offering	32,600	81.50

Use of Net Proceeds
Accounting Fees	8,000	20.00
Legal and Professional Fees	1,600	4.00
Edgar Fees	1,700	4.25
Office Supplies	800	2.00
Equipment Lease/Maintenance [1]	6,800	17.00
Outside Contractor Fees	2,000	5.00
Sales and Marketing	9,700	24.25
Website	2,000	5.00

Total Use of Net Proceeds	32,600	81.50

Total Use of Proceeds	40,000	100.00

Notes:

1.

None of the proceeds allocated are intended to pay the CEO or Directors of the Company.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for our operations and current objectives. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to PC Mobile Media Corp.’ assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION

Dilution figures based on Audited Financial Statements dated September 30, 2015

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of PC Mobile Media Corp.’ issued and outstanding stock. This is due in part because of the common stock issued to the PC Mobile Media Corp.’ officer, director, and employee totaling 8,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. PC Mobile Media Corp.’ net book value as of September 30, 2015 was $5,025. Assuming all 4,000,000 shares offered are sold, and in effect PC Mobile Media Corp.’ receives fixed amount of estimated proceeds of this offering from shareholders, PC Mobile Media Corp.’ net book value will be approximately $0.0031 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0069 per share while the PC Mobile Media Corp.’ present stockholder will receive an increase of $0.0025 per share in the net tangible book value of the shares that he holds. This will result in a 69% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased and received shares in PC Mobile Media Corp. previously:

Maximum
Offering

Book Value Per Share Before the Offering	$0.0006

Book Value Per Share After the Offering (1)	$0.0031

Net Increase to Original Shareholders	$0.0025

Decrease in Investment to New Shareholders	$0.0069

Dilution to New Shareholders (%)	69

Note:

(1)

Calculations based on after deducting Offering Expenses estimated in aggregate, at $7,400.

Dilution figures based on Unaudited Financial Statements dated December 31, 2015

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of PC Mobile Media Corp.’ issued and outstanding stock. This is due in part because of the common stock issued to the PC Mobile Media Corp.’ officer, director, and employee totaling 8,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. PC Mobile Media Corp.’ net book value as of December 31, 2015 was $(693). Assuming all 4,000,000 shares offered are sold, and in effect PC Mobile Media Corp.’ receives fixed amount of estimated proceeds of this offering from shareholders, PC Mobile Media Corp.’ net book value will be approximately $0.0027 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0073 per share while the PC Mobile Media Corp.’ present stockholder will receive an increase of $0.0076 per share in the net tangible book value of the shares that he holds. This will result in a 73% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased and received shares in PC Mobile Media Corp. previously:

Maximum
Offering

Book Value Per Share Before the Offering	$0.0001

Book Value Per Share After the Offering (1)	$0.0027

Net Increase to Original Shareholders	$0.0027

Decrease in Investment to New Shareholders	$0.0073

Dilution to New Shareholders (%)	73

Note:

(1)

Calculations based on after deducting Offering Expenses estimated in aggregate, at $7,400.

SELLING SHAREHOLDERS

There are no selling shareholders in this offering.

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  After the effective date of this prospectus, Mr. Conforte, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Conforte will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in PC Mobile Media Corp. as a possible investment.  In offering the securities on our behalf, Mr. Conforte will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Conforte will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Mr. Conforte is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of her participation;

b.

Mr. Conforte is an officer and director and will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c.

Mr. Conforte is an officer and director and is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

d.

Mr. Conforte is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

PC Mobile Media Corp. is offering, on an all-or-none, self-underwritten basis, a fixed amount of 4,000,000 shares of its common stock at a fixed price of $0.01 per share.  The price of $0.01 per share is fixed for the duration of the offering. There is no minimum number of shares required to be purchased by any individual investor.  This is the initial offering of Common Stock of PC Mobile Media Corp. and no public market exists for the securities being offered.  The shares are intended to be sold directly through the efforts of Paul Conforte, our sole officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Mr. Conforte intends to place the offering through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Mr. Conforte will also distribute the prospectus to potential investors at meetings, to his business associates and to his friends and relatives who are interested in PC Mobile Media Corp. as a possible investment.  The shares are being offered for a period not to exceed 180 days.  If the all-or-none fixed amount is not achieved within 180 days of the date of this prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering will terminate when the sale of all 4,000,000 shares is completed.

For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Joseph L. Pittera, Esq., Client Trust Account f/b/o PC Mobile Media Corp.” and will be deposited in a separate (limited to funds received on behalf of PC Mobile Media Corp.) non-interest bearing law office trust bank account until the all-or-none fixed amount of proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending placement of the all-or-none fixed amount of 4,000,000 shares of common stock (see the section titled "Plan of Distribution" herein).  Release of the funds to the Company is based upon our escrow agent, Law Offices of Joseph L. Pittera, Esq. reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the fixed amount has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Office of Joseph L. Pittera, Esq.  Failure to do so will result in checks being returned to the investor who submitted the check.  PC Mobile Media Corp.s’ escrow agent, Law Offices of Joseph L. Pittera, Esq. acts as legal counsel for PC Mobile Media Corp. and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, PC Mobile Media Corp. has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if PC Mobile Media Corp. were to enter into such arrangements, PC Mobile Media Corp. will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which PC Mobile Media Corp. has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, PC Mobile Media Corp. has identified Nevada, and California as the states where the offering will be sold.

Deposit of Offering Proceeds

All subscription agreements and checks should be delivered to “Law Offices of Joseph L. Pittera, Esq., 1308 Sartori Avenue, Suite 109, Torrance, California 90501.  No funds shall be released to PC Mobile Media Corp. until such a time as the placement of the all-or-none fixed amount of securities is achieved (see the section titled "Plan of Distribution" herein).  If the fixed amount of securities is not achieved within 180 days of the date of this prospectus all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  PC Mobile Media Corp.’ escrow agent, Law Offices of Joseph L. Pittera, Esq. acts as legal counsel for PC Mobile Media Corp. and is therefore not an independent third party.  The offering will terminate when the sale of all 4,000,000 shares is completed.

The fee of the Escrow Agent is $2,500. (See Exhibit 99.2).  Our President Mr. Conforte has verbally agreed to pay the Escrow Fee of $2,500.  He will not be reimbursed for this expense from the proceeds raised.  Mr. Conforte, because he is the sole officer and director, and although he has orally agreed to pay the escrow fee, as the sole officer and director such agreement is not binding.  Therefore, it is within his sole discretion to pay the fee and there is no binding agreement that Mr. Conforte will pay the escrow fee.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to “Law Offices of Joseph L. Pittera, Esq., Client Trust Account f/b/o PC Mobile Media Corp.” 1308 Sartori Avenue, Torrance, California 90501.

All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum number of shares required to be purchased by any individual investor.  PC Mobile Media Corp. reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once PC Mobile Media Corp. accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES TO BE REGISTERED

PC Mobile Media Corp.’ authorized capital stock consists of nil shares of preferred stock with a par value $.001, and 75,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

PC Mobile Media Corp. has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification preferred stock authorized as stated in the Articles of Incorporation.

COMMON STOCK

PC Mobile Media Corp.’ authorized capital stock consists of 75,000,000 shares of common stock with a par value of $0.001 per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.

Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of PC Mobile Media Corp. common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of PC Mobile Media Corp. directors.

PREEMPTIVE RIGHTS

No holder of any shares of PC Mobile Media Corp. stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this prospectus, PC Mobile Media Corp. has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. PC Mobile Media Corp. does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, PC Mobile Media Corp. will furnish its shareholders with annual financial reports certified by independent auditors, and may, at its discretion, furnish unaudited quarterly financial reports.

INTERESTS OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (August 22, 2015) to September 30, 2015 are included in this prospectus.  They were audited by Stevenson & Company CPAS LLC, 12421 N. Florida Avenue, Suite 113, Tampa, Florida 33612.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

Law Offices of Joseph L. Pittera, Esq., 1308 Sartori Avenue, Suite 109, Torrance, California 90501, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.  Law Offices of Joseph L. Pittera, Esq. is the named escrow agent for establishing a non-interest bearing bank account at the branch of Bank of America and bearing the title set forth on the Information.  The Escrow Agent fee is $2,500 and is payable upon establishing the escrow account.

INFORMATION WITH RESPECT TO THE REGISTRANT

General Information

PC Mobile Media Corp. was incorporated in the State of Nevada on August 22, 2015 under the same name. Since inception, PC Mobile Media Corp. has not generated revenues and has accumulated losses in the amount of $2,975 from inception through September 30, 2015.  PC Mobile Media Corp. has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

PC Mobile Media Corp. has yet to commence principle planned operations. The Company will not be profitable until it derives sufficient revenues and cash flows from its business services.  PC Mobile Media Corp. believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

PC Mobiles Media Corp.’s administrative office is located at 9345 Falls Peak Ave., Las Vegas, Nevada 89178.

PC Mobile Media Corp.’ fiscal year end is September 30.

Business Overview

BUSINESS OVERVIEW

PC Mobile Media Corp., (“PC Mobile Media Corp.” or the “Company”) was incorporated in the State of Nevada on August 22, 2015.  The primary business of the company is offering mobile billboard display advertising.  Our mobile displays deliver a visual presentation that leaves the audience with an indelible impression.

The Company’s mission is to get our clients' message to the right audience at the right time.  Targeting the right audience at the right time is becoming increasingly difficult for advertisers.  Society in general has become more mobile and sophisticated at handling multiple tasks.  Consequently, we are tuning out unnecessary or unwanted information including certain print media and radio advertisements.

Alternative media is everywhere from product advertisements on the floors of grocery stores, to audio monitors on gas station pumps, and pop-up ads on automated teller machines.  PC Mobile Media takes the advertisers message to the target audience anytime, anywhere.  Our planned 10’ X 20’ four-color banners will get the attention of your target market by traveling along strategically chosen routs or penetrating and setting up stationary at special events or at specific locations.  Whether the client is geographically specific such as local political campaigns or a national product that seeks maximum exposure, PC Mobile Media takes the message to the customer.

PRODUCT OVERVIEW

Mobile Billboard Truck

The Company has allocated sufficient funds from the private placement to lease a 2001 Isuzu 4000 Series Medium Duty Turbo Diesel Truck custom built as a promotional/advertising exhibit and display vehicle.  The display sides of the truck measure a definite attention getting 10’ X 20’.  We will utilize the quick mounting system that is located outside the trim to install banners.  This system insures a clean, tight and wrinkle-free installation.  As if our vibrant color 10’ X 20’ signage is not impressive enough, once the sun sets our illuminated system makes for a truly aesthetically pleasing and eye-catching advertisement display.

Other features we offer include GPS Tracking and Audio.  The GPS tracking system is in place for multiple reasons, but most importantly, it provides documented proof that your advertising campaign is getting delivered as designed.  The system tracks the route taken and produces detailed time-stamped “bread crumb” reports.  The reports are detailed and available in map version and or line item version.  Line item reports detail and time-stamp every stop and turn.  Reports are delivered to the client at the end of the campaign, on a weekly basis or as requested.  This type of reporting provides an invaluable tool to track the progress of your campaign and make changes and variations to the routes if desired.

The audio system is comprised of speakers that can broadcast your message or simply play music.  The audio works while our truck is moving or stationary.  This added feature is a way of getting people to turn their heads.  Whether the client wants to broadcast a message about their products and or services, or just play music to serve as an attention getter; the goal is get noticed and make an indelible impression on the targeted customer.

Signage/Banners

The signage is printed on long-lasting vinyl banner material.  We have identified a full service, state-of-the-art printing plant that offers digital composition, scanning, color correction, and digital proofing.  We plan to offer through our website our clients the ability to upload their graphics.  We will review the content to ensure that it meets at least the minimum specifications and then we will forward it to the printer.  Once the advertisement is proofed and printed, we can install.  The turnaround time for this process is as quick as 48 hours.  The cost for two 10’ X 20’ size banners is approximately $1,500 and the cost is paid for directly by the client.  This is an approximate cost as there may be a variance depending upon if the client desires a higher resolution image.

PC Mobile Media offers a one-stop shop solution to all our clients’ needs.  We plan to provide a proven and cost effective out-of-home advertising solution to get your message to your targeted audience.

MARKETING

The Company has formulated a multifaceted marketing plan.  The initial phase of operations relies on the efforts of our President to market our services and procure sales.  Methods to market our services include word-of-mouth, established relationships, an email campaign to targeted potential customers, and direct mailing.  The web site will serve as a marketing tool as well as an operations tool.  The site we are developing will feature our products and services with pictures, testimonials, and statistics supporting the effectiveness and cost effectiveness of mobile billboard advertising.  The site will serve as an operations tool where advertising departments can view all the technical aspects and graphic specifications required for production of banners.  The web site will also feature an option to upload banner graphics.  Typically, the files of high-resolution advertisement graphics are very large and this feature serves to expedite the entire process from delivery to proofing the final layout.

PC Mobile Media Corp. plans to generate revenue from the sale of advertisement banners placed on the sides of our mobile billboard trucks.  Payment for services is due on a monthly basis and is paid a month in advance of the campaign commencing.  The mobile billboard rate is $60 per hour with a minimum run of six hours per day.  Our stationary mobile billboard rate is $30 per hour and a minimum of 8 hours per day.  We plan to offer weekly and monthly rates.

We have performed due diligence on the market and we have identified several business and market segments that we plan to market our services.  We believe our medium is an excellent tool for promoting products and services including:

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Grand Openings - stores, restaurants, new neighborhood developments, etc.

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Festivals - Local communities have ethnic related festivals such as San Gennero, Ice Cream Socials, Cinco de Mayo, etc.

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Seasonal shows - Nutcracker Ballets, lighting ceremonies, light shows, 4th of July Celebrations, Easter Egg Hunts, etc.

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Sales - Car dealerships, appliance stores, mattress stores, etc.

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Concerts - park setting or hit band based

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Movies - cinema featured movies

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Trade Shows - conventions and trade shows where vendors advertise their products and services to conventioneers and businesses

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Brand awareness - national products and service that need regional and local exposure

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Sporting Events - baseball teams, hockey teams, basketball teams, boxing events, marathons, etc.

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Political Advertising - local counsel, mayor, congressional, senate, judges, propositions, other government elect positions, etc.

Joint Venture Opportunities

Joint venture opportunities exist within the advertising industry and we plan to pursue and nurture this option.  We consider that our advertising medium is unique in the fact that we can deliver an impression by taking the message where it is most likely going to be view by the intended target market.  Networking with other advertising agencies can provide a revenue stream that mutually benefits both parties.  Typically, an advertising agency provides service for the client that involves exposure of their products and or services through multiple mediums.  They budget the advertising dollars by allocating it to diverse advertising mediums to try to ensure exposure for the clients’ products or services.  For example, when a convention comes to town a client may only be interested in marketing their products and services for that particular timeframe because their targeted customer is in town.  We provide a medium to seek out the customer by locating the advertisement at the airport when they arrive, then positioning the advertisement at the convention hall, and finally moving the truck to outside their hotel.  This campaign may only last a few days but it is effective and its advertising the clients can see for themselves.

Web Site

The Company plans to secure a web domain and develop a web site within the first 90 days after closing the private placement.  We have budgeted funds for a modest, but efficient web site.  As discussed under the Marketing section of the Business Plan, the site will feature our products and services with pictures, testimonials, and statistics supporting the effectiveness and cost effectiveness of the mobile billboard advertising.  The site will serve as an operations tool where advertising departments can view all the technical aspects and graphic specifications required for production of banners.  The web site will also feature an option to upload banner graphics and proofing is available on-line.

Marketing of the site will consist of linking our site to complementary sites and search engines.  We plan to place a banner on complementary and related topic sites.  Placing our site with search engines is another valuable tool that is relatively inexpensive and has the potential to generate revenue with little maintenance.

INDUSTRY ANALYSIS

Out-of-Home Advertising Media

Arbitron is an internationally recognized media and marketing research firm that describes the outdoor media as a growing medium for the following reasons.

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The reach of outdoor media is significant because it reaches consumers that do not have significant exposure to newspapers or local television.

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The out-of-home media has an impressive reach because it has the ability to make an impression on a core group of consumers repeatedly.

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Consumers are more likely to recall the advertiser and purchase the advertisers products/services when exposed repeatedly to messages.

We are a society that is getting busier and busier.  The trend is that people watch less television and read fewer newspapers, leaving advertisers and agencies looking to the outdoor medium in an effort to reach targeted consumers.  Our out-of-home mobile medium is the solution by delivering an impression to your targeted audience repeatedly and at the right time.

Medium Effectiveness

The advertising industry agrees that out-of-home advertising is one of the lowest “cost per thousand” advertising.  Cost per thousand, or as its most commonly referred to as CPM, has a far lower CPM that all other more tradition forms of advertising including print and radio.  This equates to greater viewers for less money.  In addition to its cost effectiveness, out-of-home advertising received a high retention score.  Many other advertising mediums are stationary and repetitive thus our sub-conscious tends to filter the impression, if one is registered at all, it’s not as indelible.  Our mobile medium is in different places at different times and its size alone commands attention.  Other notable reasons for its effectiveness include:

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Repetition: Your advertisement is seen repeatedly by your customers.  Image recognition begins and customers remember your message. Image recognition equates to customers may not need your products or services today, but when they do, they will think of you!

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Local: Depending on the product or service, in general most of your customers come from within a 3-10 mile radius. Targeting the immediate local market gets your message across to the customers most likely to become yours on a regular basis.

GROWTH STRATEGY OF THE COMPANY

The growth strategy of the Company is to build a strong portfolio of notable clients that provides a diversified revenue stream.  Having clients in diverse business and markets should allow the Company to weather changes in consumer trends, fads and the economic climate.  We want to establish a solid foundation for the pillars of long-term growth.  The goal of the Company is to expand operations by acquiring additional mobile billboard trucks and adapting to market changes.  A prudent and methodical growth strategy will secure market share for long-term success.

COMPETITOR ANALYSIS

PC Mobile Media Corp. has many potential competitors in the out-of-home media industry.  We consider the competition is competent, experienced, and they have greater financial and technical, and marketing resources than we do at the present.  Our ability to compete effectively may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products and services than are available to us.

Some of the Company's competitors also offer a wider range of services and products and have greater name recognition and more extensive customer bases than our Company.  These competitors may be able to respond more quickly to new or changing opportunities, technologies and customer requirements than the Company.  They may be able to undertake more extensive promotional activities, offer terms that are more attractive to customers and adopt more aggressive pricing policies than the Company.  Moreover, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to enhance their services and products.  The Company expects that new competitors or alliances among competitors have the potential to emerge and may acquire significant market share.

12 Month Growth Strategy and Milestones

The following growth strategy and milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $7,400.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments.  The Company believes that the net offering proceeds after offering expenses of $32,600 is sufficient for the company to become operational and sustain operations through the next twelve (12) months.   If we begin to generate profits, we plan to increase our marketing activities accordingly.  We anticipate to begin generating revenues late second quarter or early in the third quarter following closing of the offering. Investors should note that generating revenue approximately six months after the closing of the offering may be an ambitious goal and the Company may not be in a position to generate revenue for a much longer period of time and we may need additional funding in order to sustain our business.

Note: The Company planned the milestones and estimated expenditures based on quarters following the closing of the public offering.

12 MONTH GROWTH STRATEGY AND MILESTONES

The Company planned the goals and milestones based on raising $32,600 through the offering.  We have prudently budgeted the $32,600 to sustain operations for a twelve-month period.  We anticipate to begin generating revenues late second quarter or early in the third quarter following closing of the offering.

Note: The Company planned the milestones based on quarters following the closing of the offering.

Quarter

0-3 Months

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Complete due diligence on mobile billboard trucks

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Secure web domain

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Evaluate and hire web site designer

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Research and acquire any city licenses for business

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Finalize relationship with print house

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Initiate Direct marketing efforts

4-6 Months

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Finalize web site development

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Continue with direct marketing efforts

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Establish joint venture contacts

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Develop plan for seasonal marketing

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Interview and hire (based on clients advertising campaign) part-time mobile billboard truck drivers

7-9 Months

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Further nurture joint venture opportunities

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Develop two year marketing plan with commissioned sales force

10-12 Months

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Analyze web-site leads/revenue generating effectiveness and make necessary adjustments/changes

0-3 Months (estimated expenditures $7,425)

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Initiate and Finalize web site development.

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Initiate web site marketing activity.

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Initiate printed material for brochures and flyers for handing out at meetings and potential mailers.

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Research industry related conventions and associations.

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Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

4-6 Months (estimated expenditures $7,975)

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Finalize printed marketing material.

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Finalize calendar for attending any conventions or association meetings.

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Continue with web site marketing efforts.

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Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

7-9 Months (estimated expenditures $8,225)

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Continue with marketing and promotional activities.

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Review web site “hits” and marketing effectiveness.

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Initiate drafting of a two-year business plan utilizing knowledge gained from the first nine months of operations.

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Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

10-12 Months (estimated expenditures $8,975)

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Analyze year to date web site effectiveness.  Analyze marketing generated leads and their revenue generating effectiveness.  Make necessary adjustments/changes.

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Analyze overall marketing effectiveness and address deficiencies.

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Finalize detailed two-year marketing and business plan

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Initiate research and development activities on new products.

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Address accounting, audit and legal requirements to remain in compliance with governmental and regulatory agencies.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our products.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Paul Conforte who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business.  Once the public offering is closed, Mr. Conforte plans to spend the necessary time to finalize business development, direct the marketing efforts, to secure clients, and oversee the primary operations of the business.  There are no formal employment agreements between the company and our current employee.

Description of Property

PC Mobile Media Corp. uses an administrative office located at 9345 Falls Peak Ave., Las Vegas, Nevada 89178.  Mr. Conforte, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

Legal Proceedings

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

Financial Statements

PC MOBILE MEDIA CORP.

Financial Statements

For the Period Ended September 30, 2015

STEVENSON & COMPANY CPAS LLC A PCAOB Registered Accounting Firm	12421 N Florida Ave. Suite.113 Tampa, FL 33612 (813)443-0619

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
PC Mobile Media Corp.

We have audited the accompanying balance sheet of PC Mobile Media Corp. as of September 30, 2015, and the related statement of operations, stockholder’s deficiency, and cash flows for the period from Inception (August 22, 2015) through September 30, 2015.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatemPCent.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PC Mobile Media Corp. as from Inception (August 22, 2015) through September 30, 2015, and the results of its operations and its cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding those matters are described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stevenson & Company CPAS LLC

Stevenson & Company CPAS LLC

Tampa, Florida

January 7, 2016

PCAOB Registered
AICPA Member

A.  Audited Financial Statements as of September 30, 2015

PC MOBILE MEDIA CORP.

BALANCE SHEETS

September 30, 2015
ASSETS
Current Assets
Cash	$5,025
Total Current Assets	5,025
TOTAL ASSETS	$5,025

LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities
Accounts Payable & Accrued Expenses	$-
Total Current Liabilities	-
TOTAL LIABILITIES	-

STOCKHOLDER'S EQUITY (DEFICIT)
Common Stock, $0.001 Par Value
Authorized Common Stock
75,000,000 shares at $0.001
Issued and Outstanding
8,000,000 Common Shares at September 30, 2015	8,000
Additional Paid In Capital	-
Accumulated Deficit	(2,975)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	5,025

TOTAL LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)	$5,025

The accompanying notes are an integral part of these financial statements.

PC MOBILE MEIDA CORP.

STATEMENT OF OPERATIONS

August 22, 2015 (Inception) through September 30, 2015

REVENUE
Revenues	$-
Total Revenues	$-

EXPENSES
General & Administrative	725
Professional Fees	2,250
Total Expenses	2,975

LOSS FROM OPERATIONS	(2,975)

Provision for Income Taxes	-

NET LOSS	$(2,975)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,000,000

The accompanying notes are an integral part of these financial statements.

PC MOBILE MEDIA CORP.

STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY/(DEFICIT)

From inception (August 22, 2015) to September 30, 2015

	Common Stock		Additional	Deficit
	Number of		Paid-in	Accumulated
	Shares	Amount	Capital	Debt	Total

Inception (August 22, 2015)	$-	$-	$-	$-	$-

Founder’s shares issued for cash at $0.001
per share on September 22, 2015	5,750,000	$5,750	$-	$-	$5,750

Shares issued for Services at $0.001
per share on September 22, 2015	2,,250,000	$2,250	$-	$-	$2,250

Net (loss) for the period from inception through September 30, 2015				$(2,975)	$(2,975)

Balance, September 30, 2015	8,000,000	$8,000	$-	$(2,975)	$5,025

The accompanying notes are an integral part of these financial statements

PC MOBILE MEDIA CORP.

STATEMENT OF CASH FLOWS

Cumulative
results from
August 22, 2015
(inception date) to
September 30, 2015

OPERATING ACTIVITIES
Net Income	$(2,975)
Adjustment to reconcile net income to net cash provided by operations:
Stock based compensation	2,250
NET CASH PROVIDED BY OPERATING ACTIVITIES	(725)

FINANCING ACTIVITIES
Issuance of Common Stock	5,750
NET CASH PROVIDED BY FINANCING ACTIVITIES	5,750

NET INCREASE ( DECREASE) IN CASH	5,025

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$5,025

Supplemental Cash Flow Information and Noncash Financing Activities:
Cash Paid for Interest	$-
Cash Paid For Taxes	$-

The accompanying notes are an integral part of these financial statements.

PC MOBILE MEDIA CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

September 30, 2015

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

PC Mobile Media Corp. (“PC Mobile Media Corp.” or the “Company”) was incorporated in the State of Nevada on August 22, 2015.  The primary business of the company is to offer mobile billboard display advertising.  Our mobile displays deliver a visual presentation that leaves the audience with an indelible impression.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period from inception on August 22, 2015 through September 30, 2015, the Company had no operations. As of September 30, 2015, the Company had not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The sole officer/director has agreed to advance funds to the Company to meet its obligations.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheets, statements of operations, stockholders' equity (deficit), and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.  At September 30, 2015, the Company had $5,025 in cash.

Cash Flow Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period.

Financial Instruments

The Company’s balance sheet includes certain financial instruments, including cash, accounts payable, accrued expenses and related party payable. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities
Level 2

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Advertising

Advertising costs are expensed as incurred.  As of September 30, 2015, no advertising costs have been incurred.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

In September 2014, the Financial Accounting Standards Board issued Accounting Standards Update No. 2014-10, which eliminated certain financial reporting requirements of companies previously identified as “Development Stage Entities” (Topic 915). The amendments in this ASU simplify accounting guidance by removing all incremental financial reporting requirements for development stage entities. The amendments also reduce data maintenance and, for those entities subject to audit, audit costs by eliminating the requirement for development stage entities to present inception-to-date information in the statements of income, cash flows, and shareholder equity.   Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.  The Company has not adopted this standard at this time.  Future adoption is not considered, by management, to have any material impact to the financial statements.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 2014-15 Preparation of Financial Statements - Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity’s liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 205-30, Presentation of Financial Statements-Liquidation Basis of Accounting. Even when an entity’s liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events.  The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.  The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met conditions which would subject these financial statements for additional disclosure.

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 4 - CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.  At September 30, 2015, 8,000,000 common shares are issued and outstanding.

On September 22, 2015, the Company issued 5,750,000 Founder’s shares at $0.001 per share (par value) for total cash of $5,750.

On September 22, 2015, the Company issued 2,250,000 shares for services provided since inception.  These shares were issued at par value ($0.001 per share) for services valued at $2,250.

At September 30, 2015, there are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5 - INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of 2015 is as follows:

September 30, 2015
Net operating loss	$2,975
Effective Tax rate	34%
Deferred Tax Assets	1,011
Less: Valuation Allowance	(1,011)
Net deferred tax assets	$0

The net federal operating loss carry forward will expire in 2035.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 6 - RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it has relied on advances from its sole shareholder until such time that the Company can support its operations through merger or acquisition, or attains adequate financing through sales of its equity or traditional debt financing. The sole shareholder has pledged his support to fund continuing operations; however, there is no written commitment to this effect.  The Company is dependent upon this continued support.  Amounts shown represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note; they are non-interest bearing and payable on demand.  At September 30, 2015, the shareholder has paid expenses on behalf of the Company in the amount of $725 which is represented in the shares issued for cash.

The Company has limited need for office facilities and does not own or lease property or lease office space. The office space used by the Company was arranged by the sole shareholder of the Company to use at no charge.

The Company does not have employment contracts with its key employees, including the sole shareholder who is the sole officer of the Company.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company’s operations are subject to significant risks and uncertainties including financial, operational and regulatory risks.  The Company may not find suitable merger or acquisition opportunities, therefore there is the potential risk of business failure.

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

NOTE 8 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through January 7, 2015, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

PC MOBILE MEDIA CORP.

CONDENSED BALANCE SHEETS

	December 31, 2015	September 30, 2015
	(Unaudited)	(Audited)

ASSETS
Current Assets
Cash	$2,425	$5,025
Total Current Assets	2,425	5,025
TOTAL ASSETS	$2,425	$5,025
LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)
Current Liabilities
Accounts Payable & Accrued Expenses	$600	$-
Related Party Loans	2,518	-
Total Current Liabilities	3,118	-
TOTAL LIABILITIES	3,118	-
STOCKHOLDER'S EQUITY (DEFICIT)
Common Stock, $0.001 Par Value
Authorized Common Stock
75,000,000 shares at $0.001
Issued and Outstanding
8,000,000 Common Shares at September 30, 2015 and December 31, 2015	8,000	8,000
Additional Paid In Capital	-	-
Accumulated Deficit	(8,693)	(2,975)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	(693)	5,025
TOTAL LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)	$2,425	$5,025

The accompanying notes are an integral part of these financial statements.

PC MOBILE MEDIA CORP.

CONDENSED STATEMENTS OF OPERATIONS

	3-months ended December 31, 2015	August 22, 2015 (Inception) through September 30, 2015
	(Unaudited)	(Audited)

REVENUE
Revenues	$-	$-
Total Revenues	$-	$-

EXPENSES
General & Administrative	618	725
Professional Fees	5,100	2,250
Total Expenses	5,718	2,975

LOSS FROM OPERATIONS	(5,718)	(2,975)

Provision for Income Taxes	-	-

NET LOSS	$(5,718)	$(2,975)

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	8,000,000	8,000,000

The accompanying notes are an integral part of these financial statements.

PC MOBILE MEDIA CORP.

CONDENSED STATEMENTS OF CASH FLOW

	3-months ended December 31, 2015	August 22, 2015 (Inception) through September 30, 2015
	(Unaudited)	(Audited)

OPERATING ACTIVITIES
Net Income	$(5,718)	$(2,975)
Adjustments to reconcile Net Income to net cash provided by operations:
Increase (decrease)in AP & Accrued Expenses	600	-
Shares-based Compensation	-	2,250
Net cash used by Operating Activities	$(5,118)	$(725)

FINANCING ACTIVITIES
Issuance of Common Stock	-	5,750
Related Party Loans	2,518	-
Net cash provided (used) by Financing Activities	$2,518	$5,750

Net increase (decrease) in Cash for period	(2,600)	5,025
Cash at beginning of period	5,025	-
Cash at end of period	$2,425	$5,025

Supplemental Cash Flow Information and noncash Financing Activities:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

PC MOBILE MEDIA CORP.

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL STATEMENTS

December 31, 2015

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

PC Mobile Media Corp. (“PC Mobile Media Corp.” or the “Company”) was incorporated in the State of Nevada on August 22, 2015.  The primary business of the company is to offer mobile billboard display advertising.  Our mobile displays deliver a visual presentation that leaves the audience with an indelible impression.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s September 30, 2015 audited financial statements.  The results of operations for the period ended December 31, 2015 are not necessarily indicative of the operating results for a full year.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period from inception on August 22, 2015 through December 31, 2015, the Company had no operations. As of December 31, 2015, the Company had not emerged from the development stage. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities with some additional funding from other traditional financing sources, including term notes until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheets, statements of operations, changes in stockholders’ equity/deficit, and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Advertising

Advertising costs are expensed as incurred.  As of December 31, 2015 and September 30, 2015, no advertising costs have been incurred.

Property

The Company does not own or rent any property.  The office space is provided by the CEO at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.  At December 31, 2015 and September 30, 2015, the Company had $2,425 and $5,025 in cash, respectively.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore, the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

NOTE 4 - CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.  At both December 31, 2015 and September 30, 2015, 8,000,000 common shares are issued and outstanding.

On September 22, 2015, the Company issued 5,750,000 Founder’s shares at $0.001 per share (par value) for total cash of $5,750.

On September 22, 2015, the Company issued 2,250,000 shares for services provided since inception.  These shares were issued at $0.001 per share (par value) for services valued at $2,250.

At December 31, 2015, there are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 5 - RELATED PARTY TRANSACTIONS

At December 31, 2015 and September 30, 2015, the President has loaned the Company $2,518 and $0, respectively.  The loans are payable on demand and carry no interest.

NOTE 6 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 7, 2016, the date the financial statements were available to be issued. Management is not aware of any significant events that occurred subsequent to the balance sheet date that would have a material effect on the financial statements thereby requiring adjustment or disclosure.

Market for Common Equity and Related Stockholder Matters

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate her/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

•

Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

•

Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

•

Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

•

Contains a toll-free number for inquiries on disciplinary actions;

•

Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

•

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•

The bid and offer quotations for the penny stock;

•

The compensation of the broker-dealer and its salesperson in the transaction;

•

The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  PC Mobile Media Corp. has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

SELECTED FINANCIAL DATA

Since the Company qualifies as a smaller reporting company, as defined by § 229.10(f)(1), we are not required to provide the information required by this Item.

SUPPLEMENTARY FINANCIAL INFORMATION

Since the Company qualifies as a smaller reporting company, as defined by § 229.10(f)(1), we are not required to provide the information required by this Item

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

The Company plans to proceed with planned operations upon closing of the offering.  Upon receipt of the proceeds from the raise the Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Joseph L. Pittera, Eqs. reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Mr. Conforte, our sole office and director, has agreed to advance the Company funds to meet its obligations.  We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Conforte has agreed to provide.  Mr. Conforte has access to funds to meet the obligations in the discussion.  Mr. Conforte, because he is the sole officer and director, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.  Mr. Conforte has agreed to advance the funds to the Company and does not expect repayment of the funds as they will be booked as capital contribution.

The Company is currently operating out of office space provided by our President Mr. Conforte.  We believe that this space is adequate until we start to generate sufficient reviews with a need to expand operations.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of—

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Proposed Milestones to Implement Business Operations

The following milestones are based on the estimates made by management.  The working capital requirements and the projected milestones are approximations and subject to adjustments.  The Company planned the Use of Proceeds after deducting offering expenses estimated to be $7,400.  Our 12-month budget is based on minimum operations, which will be completely funded by the $32,600 balance raised through this offering.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We anticipate to begin generating revenues late second quarter or early in the third quarter following closing of the offering.  The costs associated with operating as a public company are included in our budget.  Management will be responsible for the preparation of the required documents to keep the costs to a minimum.  We plan to complete our milestones as follows:

0- 3 MONTHS

Management plans to complete due diligence and finalize the corporate planned structure.  Securing a web domain and initiating a web presence are key factors in our start-up efforts.  We have budgeted $1,500 in the Website line item in the “Use of Proceeds” section to secure a web domain and place an initial deposit with a web designer.   We have not yet identified a web designer for the development and implementation of our site, but we expect to complete our due diligence and place a deposit with a web designer within this timeframe.  The Company has budgeted $1,700 as a deposit for Sales and Marketing material including brochures and flyers that we plan to initiate during this timeframe.  We have budgeted $1,700 in the Equipment Lease/Maintenance line item in the “Use of Proceeds” section for the monthly lease payment, insurance and maintenance fees.

The balance of the proceeds budgeted for this timeframe amounts to $200 is allocated for office supplies.  The cost for the Company to keep in compliance is budgeted at a fee of $1,500 for the quarter review fee, $400 for Legal and Accounting fees, and $425 for Edgar and XBRL fees. Our overall goal for this timeframe is to finalize our corporate planned structure and initiate forward movement of the Company.

4-6 MONTHS

The Company plans to finalize the web site development and implementation at an additional cost of $250.  This amount is allocated for in the Website line item in the “Use of Proceeds” section.  The Company also plans to finalize the marketing and promotional material and we have budgeted $3,000 in the Sales and Marketing line item for this cost.  We have budgeted $1,700 in the Equipment Lease/Maintenance line item in the “Use of Proceeds” section for the monthly lease payment, insurance and maintenance fees.  The balance of the proceeds budgeted for this timeframe amounts to $200 is allocated for office supplies and $500 for outside contractors or third party professional fees.  The cost for the Company to keep in compliance is budgeted at a fee of $1,500 for the quarter review fee, $400 for Accounting and any Legal, and $425 for Edgar and XBRL fees.  Our overall goal for this timeframe is to finalize our calendar for attending any conventions or association meetings, secure longer range and seasonal associated clients such as election related clients.

Towards the end of this quarter or at the beginning of the next we anticipate to start generating revenue from our services.

7-9 MONTHS

The Company plans to solidify a productive marketing campaign to increase our exposure in the marketplace.  We have budgeted $3,000 in the Sales and Marketing line item in the “Use of Proceeds” section towards these efforts during this timeframe.  We have budgeted $250 in the Website line item for the continued development of our website.  An additional $750 is budgeted for outside contractors and professional guidance.  We have budgeted $1,700 in the Equipment Lease/Maintenance line item in the “Use of Proceeds” section for the monthly lease payment, insurance and maintenance fees.  The Company has budgeted $200 in the Office and Supplies line item for office supplies.  The cost for the Company to keep in compliance is budgeted at a fee of $1,500 for the quarter review fee and $425 for Edgar and XBRL fees.  We budgeted $400 for Accounting and any Legal related fees.  Additional planned responsibilities include initiating the drafting of a two-year overall business plan and reviewing the option of hiring a commissioned sales person.

10-12 MONTHS

By the fourth quarter of operations, we hope to have a base of clients to sustain operations.  During this timeframe, we plan to analyze our past nine months of operations including our web sites lead/revenue generating effectiveness.  This review of our operations to date will allow the Company to make the necessary adjustments and changes to further the growth of the Company.  In addition, this review will provide valuable information for finalizing our two-year overall business plan with emphasis on expanding into other markets. The Company has budgeted $2,000 in the Sales and Marketing line item for continuing our marketing and promoting efforts.  We have budgeted an additional $750 for outside professional fees and third party contractor support and $200 for office supplies. We have budgeted $1,700 in the Equipment Lease/Maintenance line item in the “Use of Proceeds” section for the monthly lease payment, insurance and maintenance fees.  In addition, we have allocated $400 for Legal and compliance expenses.  During this period we expect to incur $3,500 for accounting and audit fees and $425 for Edgar and XBRL fees to remain in compliance with governmental and regulatory agencies.

Note: The Company’s planned milestones are based on quarters following the closing of the offering.  We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.  Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

LIQUIDITY

As of September 30, 2015, we are not aware of any demands, commitments, events or uncertainties that will result in or that are reasonably likely to result in a material increases or decreases in our liquidity.

As of audit date September 30, 2015 the Company had $5,025 in cash on hand and as of December 31, 2015 the Company had $2,425 in cash on hand. Our President Mr. Conforte, has agreed to provide funds to the Company to further its business plans and meet its obligations until the Company can complete this raise. The funds Mr. Conforte has agreed to provide will not be repaid from the raised funds.  There is no maximum amount of funds that Mr. Conforte has agreed to provide. The costs of being public are included in the accounting and legal and professional line items in the “Use of Proceeds” section.  Please see section titled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” sub-section “Proposed Milestones to Implement Business Operations” for a quarterly detailed description of the reporting requirements.

CAPITAL RESOURCES

As of September 30, 2015 we had no material commitments for capital expenditures.

OFF-BALANCE SHEET ARRANGEMENTS

As of September 30, 2013 we had no off-balance sheet arrangements.

Changes in Disagreements with Accountants on Accounting and Financial Disclosure

Since inception until the present time, the principal independent auditor for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent auditor for the Company is Stevenson & company CPAS LLC, 12421 N. Florida Ave., Suite 113, Tampa, Florida 33612.

Quantitative and Qualitative Disclosures about Market Risk

Information required under this caption is not required for the Company since it is a smaller reporting company.

Financial Disclosure

Our fiscal year end is September 30.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the Date of Inception, August 22, 2015, through September 30, 2015 are located in the section titled “Financial Statements”.

Directors, Executive Officers, Promoters and Control Persons

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position
Paul Conforte *	39	September 2015	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principal Accounting Officer, Sole Director

* For period from August 22, 2015 (date of inception) through current Mr. Paul Conforte is the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principal Accounting Officer and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Mr. Conforte devotes approximately 15 hours per week to the Company.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Paul Conforte - President, Secretary, Treasurer and Director - From 2010 - Present, Real Estate Agent, Xpand Realty, Las Vegas, Nevada.  Responsibilities include listing and selling of homes, coordinating appointments to show properties to prospective buyers, confer with title companies, lenders, and home inspectors to ensure that the terms and conditions of purchase agreements are met before closing.  From 2005 - 2010 Realtor, Century 21 JR Realty, Henderson, Nevada.  Responsibilities include listing and selling of homes, coordinating appointments to show properties to prospective buyers, confer with title companies, lenders, and home inspectors to ensure that the terms and conditions of purchase agreements are met before closing.  From 1996 - 2005, Sales Associate, Ace Industrial Supply, Burbank, California.  Sales Associate responsible for developing and maintaining customer accounts with our in-house sales force as well as prospecting and networking in the field.  Mr. Conforte has a Bachelor Degree in Business Management from University of Nevada Las Vegas 2004 and a Associates of Arts and Business Degree from Tri-C University, Cleveland, Ohio 1999.

Mr. Conforte’s experience in sales and marketing we believe is an invaluable asset for leading PC Mobile Media Corp..

Mr. Conforte has not held any other directorships in the past five years.

Mr. Conforte has not been involved in any legal proceedings in the past ten years.

The Company does not pay Mr. Conforte a salary and has no plans to pay him a salary.  In the event the Company starts to generated revenues then the Board of Directors may decide to pay him an appropriate salary based on the revenue.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (August 22, 2015) through September 30, 2015.  The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time. We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Paul Conforte President, CEO, CFO , Secretary, Treasurer, Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*   For period from August 22, 2015 (date of inception) through current.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on August 22, 2015, PC Mobile Media Corp. has not compensated Mr. Conforte, the President, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.  We do not have any employment agreements in place with our sole officer and director.

Security Ownership of Certain Beneficial Owners and Management

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are compiled within a timely fashion.

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

			Percent of Class
Title of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership	Before Offering	After Offering (3)

Common	Paul Conforte, President, CEO, and Director	8,000,000	100%	66.67%

All Officers and Directors as a Group		8,000,000	100%	66.67%

1.  The address of each executive officer and director is c/o PC Mobile Media Corp., 9345 Falls Peak Ave., Las Vegas, Nevada 89178.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the fixed amount of this offering (4,000,000 shares of common stock) by PC Mobile Media Corp. The aggregate amount of shares to be issued and outstanding after the offering is 12,000,000.

Future Sales by Existing Stockholders

A total of 8,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our sole shareholder does not have any plans to sell his shares at any time after this offering is complete.

Transactions with Related Persons, Promoters and Certain Control Persons

Paul Conforte is our sole officer and director.  We are currently operating out of the office space that Mr. Conforte provides on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

Ms. Paul Conforte is a promoter of the Company and shall receive no compensation for the placement of the offering.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On August 22, 2015, Paul Conforte, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $75.  On September 15, 2015, Paul Conforte, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $650.  On September 18, 2015 Mr. Conforte made a $25 equity investment in the Company and on September 21, 2015 Mr. Conforte made a $5,000 equity investment in the Company.  On September 22, 2015 the Company issued 5,750,000 shares of common stock at $0.001 par value to Paul Conforte, the Company’s founder, for the expenses and equity investments paid from personal funds.

On September 22, 2015 the Company issued 2,250,000 shares of common stock at $0.001 par value to Paul Conforte, the Company’s founder, for services including formation of the Company and for work performed over the last eight weeks developing and furthering the business of the Company.  These services were valued in the amount of $2,250.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our escrow agent, Lwa Offices of Joseph L. Pittera, Esq., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Mr. Conforte, our sole office and director, has agreed to advance the Company funds to meet its obligations.  Mr. Conforte has agreed to advance the funds to the Company and does not expect repayment of the funds as they will be booked as capital contribution.  We anticipate the costs of these obligations could total approximately $5,000 and these advances will not be repaid from the raised funds.  While management estimates $5,000 for such costs; there is no maximum amount of funds that Mr. Conforte has agreed to provide.  Mr. Conforte, because he is the sole office and direct, and although he has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within his sole discretion to provide such funds.

Our sole shareholder has pledged his support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.

The Company utilizes space provided by our sole shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the sole shareholder who is the Chief Executive Officer and Chief Financial Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

MATERIAL CHANGES

The Company has not incurred any material changes as of the date of this offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION IN INDEMNIFICATION FOR SECURITIES ACT LIABLIITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of her/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THER OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THER IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by PC Mobile Media Corp. in connection with registering the sale of the common stock. PC Mobile Media Corp. has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the all-or-none fixed amount of offering proceeds are raised.

Legal and Professional Fees	$ 2,000
Accounting Fees	$ 3,500
Edgar Fees	$ 900
Blue Sky Qualifications	$ 1,000

Total:	$ 7,400

INDEMNIFICATION OF DIRECTORS AND OFFICERS

PC Mobile Media Corp.’ Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. PC Mobile Media Corp. indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at PC Mobile Media Corp.’ request as an officer or director. PC Mobile Media Corp. may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his/her conduct was in, or not opposed to, PC Mobile Media Corp.’ best interests. In a criminal action, he/she must not have had a reasonable cause to believe her/her conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, PC Mobile Media Corp. shall indemnify any director, officer and employee as follows: Every director, officer, or employee of PC Mobile Media Corp. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/he may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of PC Mobile Media Corp. or was serving at the request of PC Mobile Media Corp. as a director, officer, employee or agent of PC Mobile Media Corp., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of PC Mobile Media Corp.. PC Mobile Media Corp. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of PC Mobile Media Corp. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On August 22, 2015, Paul Conforte, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $75.  On September 15, 2015, Paul Conforte, our officer and director, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company in the amount of $650.  On September 18, 2015 Mr. Conforte made a $25 equity investment in the Company and on September 21, 2015 Mr. Conforte made a $5,000 equity investment in the Company.  On September 22, 2015 the Company issued 5,750,000 shares of common stock at $0.001 par value to Paul Conforte, the Company’s founder, for the expenses and equity investments paid from personal funds.

On September 22, 2015 the Company issued 2,250,000 shares of common stock at $0.001 par value to Paul Conforte, the Company’s founder, for services including formation of the Company and for work performed over the last eight weeks developing and furthering the business of the Company.  These services were valued in the amount of $2,250.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation

3.2	Bylaws

5	Opinion of Law Offices of Joseph L. Pittera, Esq.

23.1	Consent of Independent Auditor

23.2	Consent of Counsel (See Exhibit 5)

99.1	Subscription Agreement

99.2	Escrow Agreement

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date is it first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registration under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registration will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the registrant’s counsel  the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, Nevada on March 7, 2016.

PC Mobile Media Corp.
(Registrant)

By: /s/ Paul Conforte
Paul Conforte
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Paul Conforte
Paul Conforte	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	March 7, 2016

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